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                                                                   Exhibit 10.13


                          STRATEGIC ALLIANCE AGREEMENT

         This Strategic Alliance Agreement (this "Agreement"), dated and effective as of April 3, 2000 (the "Effective Date"), is by and among United Stationers Supply Co., an Illinois corporation ("USSCO"), e-Nited, a division of USSCO ("e-Nited") and Zengine, Inc., a Delaware corporation ("Zengine") (USSCO, e-Nited and Zengine each a "Party" and collectively, the "Parties" herein).

                                    RECITALS

         USSCO, the largest general line business products wholesaler in the United States, distributes over 35,000 stock keeping units through a national network of more than 20,000 resellers using a computer-based network of 65 distribution centers nationwide;

         Zengine's proprietary and scaleable technology and infrastructure enables a high speed, personalized e-commerce experience on the Internet, permitting its clients to "self brand" their e-commerce storefronts and maintain their customers within their Websites;

         e-Nited will administer an electronic logistics operating system and physical distribution infrastructure through which users can procure, manage and monitor product fulfillment, transportation and other logistics services for simple and complex shipments of a variety of products;

         e-Nited and Zengine believe that each could expand its client base by cross-promoting the use of their respective services to their respective existing and future customers;

         The Parties desire to form a strategic alliance to cross-promote the use of their respective services to their respective existing and future customers on the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, USSCO, e-Nited and Zengine hereby agree as follows:

1. DEFINITIONS. Capitalized terms not defined in the body of this Agreement shall have the meanings set forth below:

         "Affiliate" or "Affiliated with" means any Person that controls, is controlled by or is under common control with such Party. For purposes of this Agreement, "control" shall mean the possession directly or indirectly, of a majority of the voting power of such Person or the ability to materially influence the management or policies of such Person.


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         "Business Day" is any day banks are open for business in the State of
California. (So, for example, if an event were to occur on Independence Day, July 4, which is a Wednesday, the event will occur on the next business day, or July 5, which would be a Thursday.)

         "Confidential Information" means any information of a Party disclosed to another Party in the course of this Agreement which is identified as, or should be reasonably understood to be, confidential to the disclosing party, including but not limited to, quantities, pricing, knowhow, trade secrets, innovations, Data, technical processes and formulas, source and object codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, marketing data and this Agreement and all exhibits and schedules hereto. "Confidential Information" shall not include information which: (i) is known or becomes known to the recipient directly or indirectly from a third party source other than one having an obligation of confidentiality to the disclosing party; (ii) is or becomes publicly available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient; (iii) is or was independently developed by the recipient without use or reference to the disclosing party's confidential Information, as shown by evidence in the recipient's possession; or (iv) is known by the recipient prior to disclosure thereof by the disclosing party (as established documentary evidence).

         "Customer" means all present and future customers of a Party.

         "Environmental Health and Safety Laws" means all applicable federal, state and local laws, rules, regulations, orders, guidelines, ordinances and requirements relating to pollution or protection of the environment, public health and safety, or employee health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. 1001 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. 3001 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, and the Occupational Safety and Health Act, 42 U.S.C. 651 et seq., each as amended, and any regulations, rules, ordinances adopted or publications promulgated pursuant thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations promulgated thereunder.

         "Intellectual Property" means any and all of the following which is owned by, licensed by, licensed to, used or held for use by e-Nited, USSCO or Zengine (including all copies and embodiments thereof, in electronic, written or other media): (i) all registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names (including but not necessarily limited to the name "e-Nited" or "USSCO" or "Zengine" and all applications to register the same (the "Trademarks"); (ii) all issued U.S. and foreign patents and pending patent applications, including but not limited to reissuances, continuations and continuations-in-part, patent disclosures and improvements thereto (the "Patents"); (iii) all registered and unregistered copyrights, mask work rights and all applications to register the same (the "Copyrights"); (iv) all computer software and databases owned or used (excluding software and databases licensed to e-Nited, USSCO or Zengine under standard, nonexclusive software licenses which are generally commercially available to end-user customers from third parties in the ordinary course of such third parties' businesses) by e-Nited, USSCO or Zengine or under development for e-Nited, USSCO or Zengine by third parties (the "Software"), (v) all categories of trade secrets, know-how, inventions (whether or not patentable and whether or not reduced to



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practice), processes, procedures, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business, data, pricing and cost information, business and marketing plans, customer and supplier lists and information and other confidential and proprietary information ("Proprietary Rights"); (vi) all licenses and agreements pursuant to which e-Nited, USSCO or Zengine has acquired rights in or to any of the Trademarks, Patents, Copyrights, Software or Proprietary Rights (excluding software and databases licensed to e-Nited, USSCO or Zengine under standard, non-exclusive software licenses which are generally commercially available to end-user customers from third parties in the ordinary course of such third parties' businesses) ("Licenses-In"); and (vii) all licenses and agreements pursuant to which e-Nited, USSCO or Zengine has licensed or transferred any rights to any of the Trademarks, Patents, Copyrights, Software or Proprietary Rights (excluding software licensed by e-Nited, USSCO or Zengine under standard, non-exclusive software licenses to end-user customers in the ordinary course of business which do not include rights to sublicense) ("Licenses-Out").

         "Internet" means the principal international computer network interconnecting computers and other networks through Internet protocol pursuant to which Websites can be accessed.

         "Liens" means any and all mortgages, pledges, security interests, liens, charges, options, conditional sales agreements, claims, restrictions, covenants, title defects or other encumbrances or restrictions of any nature.

         "Person" means any individual, proprietorship, partnership, corporation, limited liability company, joint venture, association, business trust, trust, group of entities or persons acting in concert to achieve a particular goal, or governmental authority or court.

         "Website" means the primary local language electronic location on the Internet's World Wide Web accessible to the public at the party's specific Uniform Resource Locator which may contain text, graphics, visual images and/or sound.

2.       STRATEGIC ALLIANCE.

         2.1 ALLIANCE. Subject to, and in accordance with, the terms and conditions of this Agreement, USSCO, e-Nited and Zengine hereby establish a strategic alliance (the "Alliance") pursuant to which each agrees to promote the other in its normal marketing activities as a "preferred provider" of the e-commerce Services offered by Zengine (on the one hand) and the Logistics Services offered by e-Nited (on the other) as further described herein.

         2.2 ALLIANCE LIAISONS. USSCO, e-Nited and Zengine will each appoint one
(1) person to serve as its Alliance liaison (the "Alliance Liaisons"). The Alliance Liaisons will serve as contact persons for their respective Parties with respect to matters relating to the Alliance and will manage the relationship established between the Parties by this Agreement. Either Party may at any time and in its sole discretion, remove its respective Alliance Liaison and appoint a different person to that position. Upon appointment of a new Alliance Liaison, the Party making such appointment shall notify the other Party of such appointment in writing within five (5) Business Days. The initial Alliance Liaisons are as follows:


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         For USSCO:

                  General Counsel           United Stationers Supply Co.
                  2200 East Golf Road
                  Des Plaines, Illinois  60016
                  Telephone Number: (847) 699-4787
                  Fax Number:       (847) 699-4716
                  Email Address:    smaloney-meyer@ussco.com

         For e-Nited:

                  Cameron McKennitt
                  e-Nited
                  2200 East Golf Road
                  Des Plaines, Illinois  60016
                  Telephone number: (847) 699-4787
                  Fax Number:       (874) 699-4716
                  Email Address:    cmckennitt@ussco.com

         For Zengine:

                  Joseph M. Savarino
                  Zengine, Inc.
                  6100 Stewart Avenue
                  Fremont, California  94538
                  Telephone Number: (510) 651-6400
                  Fax Number:       (510) 651-3200
                  Email Address:    jsavarino@zengine.com

         2.3 QUARTERLY MEETINGS. The executive officers, their designee and/or the Alliance Liaisons of USSCO, e-Nited and Zengine will meet on a quarterly basis to review and discuss Alliance operations, performance, marketing and strategy. Unless otherwise agreed to by the Parties, the first such quarterly meeting shall be held in June, 2000, with the subsequent meetings to be held each September, December, March and June thereafter during the Term (as defined in Section 3 below) of this Agreement. Such meetings shall be held on a date and at a time and location to be agreed upon by the Parties not less than ten (10) Business Days before each meeting. At each such meeting, the Parties shall appoint one (1) person to keep and prepare minutes of the proceedings, which minutes shall reflect all agreements reached and all actions taken or directed to be taken by the Parties at such meeting.

3.       TERM

         3.1 INITIAL TERM. Unless earlier terminated in accordance with the provisions of Section 8.1 hereof, the initial term of this Agreement (the "Initial Term") is one (1) year, commencing on the Effective Date and extending through the first (1st) anniversary of that date, after which this Agreement shall terminate unless extended pursuant to Section 3.2 below (the Initial Term together with all such extensions, the "Term").


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

         3.2 EXTENSION OF INITIAL TERM. The Initial Term may be extended by the mutual agreement of the Parties prior to, the expiration of the Initial Term.

4.       JOINT MARKETING

         4.1 CROSS-PROMOTION. USSCO, e-Nited and Zengine have entered into and created the Alliance to achieve the following goals:

         (a) To promote Zengine to e-Nited's Customers as a preferred provider of outsourced e-commerce services, including: (i) product content, such as user interface and design, product comparisons, product compatibility, user reviews and related accessories; (ii) payment processing, including shopping cart and wallet, express checkout, fraud screening, tax and export compliance, electronic mail ("e-mail") and order tracking; (iii) merchandising, including user ratings and top seller lists, gift certificates and coupons, real time reporting and analysis and advanced customer targeting and profiling (the "e-commerce Services").

         (b) To promote e-Nited to Zengine's Customers as a preferred provider of electronic logistics and physical distribution services, including, (a) warehousing and inventory storage; (b) inventory management and tracking; (c) picking and packaging of inventory; (d) delivery of inventory to end-users in accordance with client needs and as early as same or next business day; (e) delivery tracking; and (f) product return administration (the "Logistics Services").

         (c) To work together to achieve growth in e-Nited's Logistics Services business and in Zengine's e-commerce Services business.

         (d) To provide the Customers of each of e-Nited and Zengine with the best integrated and integratable services and solutions to meet their respective fulfillment logistics and e-commerce needs at competitive prices.

         4.2 PROVISION OF SERVICES. (a)(i) During the Term, e-Nited will be a preferred provider of Logistics Services to Zengine. In that regard, Zengine will cause all of its sales representatives to: (i) become knowledgeable about e-Nited's service offerings and to participate in e-Nited sales training as agreed by the Parties from time to time pursuant to Section 2.3; (ii) actively promote e-Nited as a preferred provider of Logistics Services to Zengine's Customers; and (iii) promptly forward to the e-Nited Alliance Liaison all indications of interest, inquiries, contact information (one or more of: name, street address, telephone and/or fax number or e-mail address), feed back and complaints relating to the Customer's need or desire for, or any discussion about, the Logistics Services. Whenever reasonably possible, Zengine shall cause its sales representatives to promote the Alliance by referring to its "alliance" with e-Nited as a "preferred provider of delivery and logistics services" to Zengine's Customers.

         (ii) Notwithstanding the provisions of Section 4.2(a)(i) above, Zengine shall not be obligated under Section 4.2(a)(i):

         (A) to the extent a Zengine Customer has an existing obligation to a provider of Logistics Services other than e-Nited;

         (B) where a provider of Logistics Services brings the Customer to Zengine;


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

         (C) where e-Nited is unable or unwilling to provide Logistics Services to the Zengine Customer that are competitive in service and price with other alternatives;

         (D) where a significant benefit may be derived by Zengine and/or the Zengine Customer from utilizing an alternative Logistics Services provider (such as Zengine's parent, Miami Computer Supply Corporation ("MCSC")) or e-Nited has notified Zengine in writing that it will not or is unable to deliver the Customer's desired Logistics Services; or

         (E) where a Customer insists on an alternative (or no) Logistics Services or where the Customer engages another Person to provide the Logistics Services, whether prior to or following discussions with e-Nited.

         (iii) All Logistics Services shall be negotiated by representatives of e-Nited and the Zengine sales representatives shall not be authorized to discuss terms of agreement or pricing with any Zengine Customer who desires to obtain Logistics Services.

         (iv) When Zengine offers e-Nited a new business opportunity, e-Nited shall have seven (7) Business Days to (x) determine whether it wishes to pursue negotiations with the Customer, (y) notify Zengine in writing or by voice contact with an Alliance Liaison of such determination (it being understood that any failure of e-Nited to so notify Zengine shall be deemed a determination not to pursue such negotiations), and (z) if requested by the relevant Customer, make appropriate personnel available to begin negotiations at the Customer's request. Failure of e-Nited to respond within the seven (7) Business Day period shall excuse Zengine from its preferred provider obligations with respect to such opportunity. For purposes of this Section 4.2(a)(iv), the seven (7) Business Day period shall begin to run once e-Nited has been given (or has otherwise obtained) reasonably sufficient information concerning the scope of the business opportunity in question.

         (b)(i) During the Term, Zengine shall be a preferred provider of e-commerce Services to e-Nited. In that regard, e-Nited shall cause all of its sales representatives to: (i) become knowledgeable about Zengine's service offerings and to participate in Zengine's sales training as Zengine may institute and notice e-Nited from time to time; (ii) actively promote Zengine as a preferred provider of e-commerce Services to e-Nited's Customers; and (iii) promptly forward to the Zengine Alliance Liaison all indications of interest, inquiries, contact information (one or more of: name, street address, telephone and/or fax number or e-mail address), feedback and complaints relating to the Customer's need or desire for, or any discussion about, e-commerce Services. Wherever reasonably possible, e-Nited shall cause its sales representatives to promote the Alliance by referring to its "alliance" with Zengine as a "preferred provider of e-commerce services" to e-Nited's Customers.

         (ii) Notwithstanding the provisions of Section 4.2(b)(i) above, e-Nited shall not be obligated under Section 4.2(b)(i):

         (A) to the extent an e-Nited Customer has an existing obligation to a provider of e-commerce services other than Zengine;

         (B) where a provider of e-commerce services brings the Customer to e-Nited;


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         (C) where Zengine is unable or unwilling to provide e-commerce Services to the e-Nited Customer that is competitive in service and price with other alternatives;

         (D) where a significant benefit may be derived by e-Nited and/or the e-Nited Customer from utilizing an alternative e-commerce services provider or Zengine has notified e-Nited in writing that it will not or is unable to deliver the Customer's desired e-commerce Services;

         (E) where the Customer insists on an alternative (or no) e-commerce services provider or where the Customer engages another Person to provide e-commerce services, whether prior to or following discussions with Zengine; or

         (F) where the Customer is a reseller primarily in the office supplies business.

         (iii) All e-commerce Services shall be negotiated by representatives of Zengine and the e-Nited sales representatives shall not be authorized to discuss terms of agreement or pricing with any e-Nited Customer who desires e-commerce services.

         4.3 INTEGRATION COOPERATION. The Parties shall work together to integrate Zengine's KORE computer system platform with e-Nited's distribution and fulfillment computer system for the purpose of offering a seamlessly integrated solution that is integratable with the Customers' computer systems.

         4.4 NOTICE OF CONTRACT. (a) Should any e-Nited Customer enter into a contract with Zengine to have Zengine provide to the Customer e-commerce Services, Zengine shall provide to e-Nited notice of such contract promptly after it is executed by the Customer.

         (b) Should any Zengine Customer enter into a contract with e-Nited to have e-Nited provide to the Customer Logistics Services, e-Nited shall provide to Zengine notice of such contract promptly after it is executed by the Customer.

         4.5 MARKETING MATERIALS. The Alliance Liaisons will develop joint marketing materials to promote the Alliance and the services of e-Nited and Zengine (including (a) promotional and sales materials, brochures and advertising materials and (b) press releases, speeches and other publicity events) to Customers. Copies of all such materials will be approved by all of the members of the Alliance in advance of the distribution, publication or of activities conducted or made with respect thereto.

         4.6 CROSS SELLING. e-Nited and Zengine will design a cross-selling incentive plan in which their respective sales forces will participate. Sales personnel of each such Party will receive training from the other Party and will be encouraged to promote the Logistics Services provided by e-Nited and the e-commerce Services provided by Zengine, as applicable. To that end, each of e-Nited and Zengine will provide the other Party with direct access to its Customers for the purpose of promoting their Logistics Services and e-commerce Services, respectively.

         4.7. USE OF THE e-NITED MARKS. (a) e-Nited hereby grants to Zengine a world-wide, non-exclusive, royalty free, nontransferable license to use the e-Nited Marks described on SCHEDULE A, attached hereto and made a part hereof (the "e-Nited Marks") during the Term for the purpose of marketing, promoting and selling the Alliance and e-Nited's Logistics Services promoted to the Customers of Zengine in accordance with the



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terms of this Agreement. Zengine shall properly display and use the e-Nited
Marks in accordance with this Agreement.

         (b) (i) e-Nited has the right, at all reasonable times, upon reasonable prior notice to inspect Zengine's relevant facilities and review the manner in which Zengine uses the e-Nited Marks so that e-Nited may satisfy itself that the e-Nited Marks are used in accordance with this Agreement; provided, however, that e-Nited will not exercise such right in a manner which interferes with Zengine's normal business operations.

         (ii) Zengine shall adhere to the trademark usage guidelines ("e-Nited Trademark Usage Guidelines") and the marketing communications guidelines (the "e-Nited Marketing Communications Guidelines") furnished by e-Nited for the depiction of the e-Nited Marks and any reasonable modifications or amendments thereto. In the event of a conflict between this Agreement on the one hand and either of the e-Nited Trademark Usage Guidelines or e-Nited Marketing Communications Guidelines on the other hand, this Agreement shall govern.

         (iii) Zengine shall include on all advertising and promotional materials, packaging and labels bearing the e-Nited Marks the following notice:

         "[e-NITED MARKS] is a registered trademark of e-Nited. Used under license."

         With respect to electronic presentations of the e-Nited Marks, this notice may be contained on Zengine's Website under "Legal Information" or, if software, in the "About" box or where Zengine's own proprietary notices appear.

         (iv) Prior to any first use of the e-Nited Marks on advertising or promotional materials by Zengine, Zengine agrees to furnish e-Nited with samples of such advertising and promotional materials, packaging and labels bearing any of the e-Nited Marks for trademark usage approval (which approval shall not be unreasonably withheld, conditioned or delayed). Zengine shall amend the future use of the e-Nited Marks in any such advertising and promotional materials, packaging and labels if the use of the e-Nited Marks are not approved by e-Nited. e-Nited will have ten (10) Business Days from the date of receipt to approve or object to materials submitted for trademark usage approval. If no objection is received by Zengine within such ten (10) Business Days, such materials will be deemed approved. Use of the e-Nited Marks by Zengine that is substantially identical to uses of the e-Nited Marks that have previously been approved or that is being used for the same program (with substantially similar presentation of the e-Nited Marks) as has previously been approved do not require submission for approval.

         (v) Zengine must immediately cease using any previously approved material from which e-Nited withdraws its approval. e-Nited will not unreasonably rescind approval of any materials previously approved.

         (c) (i) Zengine acquires and will acquire no rights, title or interest in the e-Nited Marks or the goodwill associated with them, other than the right to use the e-Nited Marks in accordance with this Agreement. In accepting this Agreement, Zengine acknowledges e-Nited's ownership of the e-Nited Marks, its validity and the goodwill connected with it. Zengine will not attack the e-Nited Marks, nor assist anyone in attacking it. Zengine further agrees that Zengine will not make any application to register the e-Nited Marks, nor will Zengine use any confusingly similar trademark, service mark, trade name, or derivation, during the Term of this Agreement or thereafter. This paragraph will survive the termination of this Agreement.


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

         (ii) e-Nited represents and warrants that, as of the date hereof, to the best of its knowledge, the e-Nited Marks do not infringe upon any trademarks and are not involved in any opposition, invalidation, cancellation or litigation that would threaten Zengine's use of the e-Nited Marks in connection with the transactions contemplated by this Agreement and, to e-Nited's knowledge, no such action is threatened with respect to the e-Nited Marks. In the event that such action occurs, e-Nited will vigorously protect the e-Nited Marks.

         (d) Zengine shall promptly notify e-Nited of any unauthorized use of the e-Nited Marks that comes to Zengine's attention. e-Nited in its reasonable discretion may take such action as may be required to prosecute the infringement. In the event that e-Nited decides that action should be taken against such third parties, e-Nited may take such action either in its own name or alternatively, e-Nited may authorize Zengine to initiate such action in Zengine's name but Zengine shall have no obligation to do so. In either event, Zengine agrees to cooperate fully with e-Nited, at e-Nited's expense, to whatever extent it is necessary to prosecute such action, all damages that may be recovered being solely for the account of e-Nited.

         (e) In the event Zengine violates the e-Nited Trademark Usage Guidelines or the e-Nited Marketing Communications Guidelines and continues to do so for a continuous forty five (45) day period or for three (3) periods of thirty (30) days each during a calendar year following written notice from e-Nited, such violation shall constitute a material breach of this Agreement and e-Nited may terminate this Agreement in accordance with Section 8.1(c) hereof.

         (f) The Parties agree that a breach of this Section 4.7 may give rise to irreparable injury to e-Nited that cannot be compensated for adequately by damages. Consequently, the Parties agree that e-Nited shall be entitled, in addition to all other remedies available, to injunctive and other equitable relief to prevent a breach of this Section 4.7 and to secure the enforcement of the provisions of this Section 4.7 in any court of competent jurisdiction in the United States or any state thereof (and the Parties agree to waive any requirement for the posting of bond in connection with such remedy).

         4.8. USE OF THE ZENGINE MARKS. (a) Zengine hereby grants to e-Nited a world-wide, non-exclusive, royalty free, nontransferable license to use the Zengine Marks described on SCHEDULE B, attached hereto and made a part hereof (the "Zengine Marks") during the Term for the purpose of marketing, promoting and selling the Alliance and the Zengine e-commerce Services to the Customers of e-Nited in accordance with the terms of this Agreement. e-Nited shall properly display and use the Zengine Marks in accordance with this Agreement.

         (b) (i) Zengine has the right, at all reasonable times, upon reasonable prior notice, to inspect e-Nited's relevant facilities and review the manner in which e-Nited uses the Zengine Marks so that Zengine may satisfy itself that the Zengine Marks are used in accordance with this Agreement; provided, however, that Zengine will not exercise such right in a manner which interferes with e-Nited's normal business operations.

         (ii) e-Nited shall adhere to the trademark usage guidelines furnished by Zengine for the depiction of the Zengine Marks ("Zengine Trademark Usage Guidelines") and any reasonable modifications or amendments thereto. e-Nited shall also adhere to the marketing communications guidelines furnished by Zengine and any reasonable modifications or amendments thereto (the "Zengine Marketing Communications Guidelines"). In the event of a conflict between this Agreement on the one hand and either of the Zengine Trademark Usage Guidelines or Zengine Marketing Communications Guidelines on the other hand, this Agreement shall govern.


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

         (iii) e-Nited shall include on all advertising and promotional materials, packaging and labels bearing the Zengine Marks the following notice:

         "[ZENGINE MARKS] is a registered trademark of Zengine, Inc. Used under license."

         With respect to electronic presentations of the Zengine Marks, this notice may be contained on e-Nited's Website under "Legal Information" or, if software, in the "About" box or where e-Nited's own proprietary notices appear.

         (iv) Prior to any first use of the Zengine Marks on advertising or promotional materials by e-Nited, e-Nited agrees to furnish Zengine with samples of such advertising and promotional materials, packaging and labels bearing any of the Zengine Marks for trademark usage approval (which approval shall not be unreasonably withheld, conditioned or delayed). e-Nited shall amend the future use of the Zengine Marks in any such advertising and promotional materials, packaging and labels if the use of the Zengine Marks are not approved by Zengine. Zengine will have ten (10) Business Days from the date of receipt to approve or object to materials submitted for trademark usage approval. If no objection is received by e-Nited within such ten (10) Business Days, such materials will be deemed approved. Use of the Zengine Marks by e-Nited that is substantially identical to uses of the Zengine Marks that have previously been approved or that is being used for the same program (with substantially similar presentation of the Zengine Marks) as has previously been approved do not require submission for approval.

         (v) e-Nited must immediately cease using any previously approved material from which Zengine withdraws its approval. Zengine will not unreasonably rescind approval of any materials previously approved.

         (c) (i) e-Nited acquires and will acquire no rights, title or interest in the Zengine Marks or the goodwill associated with them, other than the right to use the Zengine Marks in accordance with this Agreement. In accepting this Agreement, e-Nited acknowledges Zengine's ownership of the Zengine Marks, its validity and the goodwill connected with it. e-Nited will not attack the Zengine Marks, nor assist anyone in attacking it. e-Nited further agrees that e-Nited will not make any application to register the Zengine Marks, nor will e-Nited use any confusingly similar trademark, service mark, trade name, or derivation, during the Term of this Agreement or thereafter. This paragraph will survive the termination of this Agreement.

         (ii) At the request and sole expense of Zengine, e-Nited will execute any papers or documents reasonably necessary to protect the rights of Zengine in the Zengine Marks and execute and deliver such other documents as may be reasonably requested by Zengine.

         (iii) Zengine represents and warrants that, as of the date hereof, to the best of its knowledge, the Zengine Marks do not infringe upon any trademarks and are not involved in any opposition, invalidation, cancellation or litigation that would threaten e-Nited's use of the Zengine Marks in connection with the transactions contemplated by this Agreement and, to Zengine's knowledge, no such action is threatened with respect to the Zengine Marks. In the event that such action occurs, Zengine will vigorously protect the Zengine Marks.

         (d) e-Nited shall promptly notify Zengine of any unauthorized use of the Zengine Marks that comes to e-Nited's attention. Zengine in its reasonable discretion may take such action as may be required to prosecute the infringement. In the event that Zengine decides that action should be taken against such third parties,

Zengine may take such action either in its own name, or alternatively, Zengine may authorize e-Nited to initiate such action in e-Nited's name but e-Nited shall have no obligation to do so. In either event, e-Nited agrees to cooperate fully with Zengine, at Zengine's expense, to whatever extent it is necessary to prosecute such action, all damages that may be recovered being solely for the account of Zengine.

         (e) In the event e-Nited violates the Zengine Trademark Usage Guidelines or the Zengine Marketing Communications Guidelines and continues to do so for a continuous forty-five (45) day period or for three (3) periods of thirty (30) days each during a calendar year following written notice from Zengine, such violation shall constitute a material breach of this Agreement and Zengine may terminate this Agreement in accordance with Section 8.1(c)hereof.

         (f) The Parties agree that a breach of this Section 4.8 may give rise to irreparable injury to Zengine that cannot be compensated for adequately by damages. Consequently, the Parties agree that Zengine shall be entitled, in addition to all other remedies available, to injunctive and other equitable relief to prevent a breach of this Section 4.8 and to secure the enforcement of the provisions of this Section 4.8 in any court of competent jurisdiction in the United States or any state thereof (and the Parties agree to waive any requirement for the posting of bond in connection with such remedy).

5.       DATA SHARING

         5.1 DATA. For purposes of this Agreement, "Data" shall mean all information related to a Party's Customers, Website users and their activities on such Party's Website.

         5.2 DATA OWNERSHIP. Each Party shall own its own Data

6. REPRESENTATIONS AND WARRANTIES OF USSCO AND E-NITED. USSCO and e-Nited represent and warrant to Zengine on the date hereof, except as set forth on the Schedules enumerated below, that:

         6.1. ORGANIZATION AND QUALIFICATION. USSCO is a corporation duly organized and validly existing in good standing under the laws of Illinois and has the requisite legal and corporate power to own its property and to carry on its business as conducted by it. USSCO is qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition (a "Material Adverse Effect"). e-Nited is a wholly-owned division of USSCO.

         6.2. POWER. USSCO and e-Nited have all requisite legal power to enter into this Agreement and to carry out and perform their respective obligations under the terms hereof.

         6.3. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which USSCO and e-Nited are a party, have been duly authorized by USSCO and e-Nited. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of USSCO and e-Nited, enforceable in accordance with their respective terms, except (i) as limited by bankruptcy, insolvency, fraudulent conveyance or other laws affecting the enforcement of creditors rights generally, (ii) that the availability of equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought, and (iii) to the extent any indemnification provisions herein may be limited by applicable law or public policy ((i) through (iii), the "Standard Exceptions"). The execution and delivery by USSCO and e-Nited of this Agreement and all other agreements contemplated hereby to which USSCO and e-Nited are a party, and the fulfillment of and compliance with the respective terms hereof by USSCO and e-Nited do not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under,
(iii) result in the creation of any Lien, security interest, charge or encumbrance upon USSCO's capital stock or assets pursuant to, or (iv) give any third party the right to modify, terminate or accelerate any obligation under,
(v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to, any court or administrative or governmental body pursuant to USSCO's Charter or Bylaws or any law, statute, rule or regulation to which USSCO is subject, or any agreement, instrument, order, judgment or decree to which USSCO is subject.

         6.4 INTELLECTUAL PROPERTY. (a) Other than the USSCO or e-Nited Intellectual Property covered by Licenses-In, the rights of USSCO or e-Nited in and to each item of the Intellectual Property are owned outright by USSCO or e-Nited, free and clear of any Liens, encumbrances, security interests and other rights. Except to the extent provided in the Licenses-In, USSCO's or e-Nited's rights in and to the Intellectual Property are freely assignable in its own name, including the right to create derivatives, and USSCO or e-Nited is under no obligation to pay any royalty (except for royalties for certain software license) or other compensation to any third party or to obtain any approval or consent for use of any of the Intellectual Property. None of the Intellectual Property is subject to any outstanding judgment, order, decree, stipulation, injunction or charge; no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of USSCO or e-Nited, threatened, which challenges the legality, validity, enforceability, use or ownership of any of the Intellectual Property; and except to the extent provided in the Licenses-Out and contracts to provide services to third parties neither USSCO nor e-Nited has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to USSCO's or e-Nited's Intellectual Property.

         (b) USSCO or e-Nited owns or has the right to use all the Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by USSCO or e-Nited, and to conduct USSCO's or e-Nited's business as presently conducted, and the consummation of the transactions contemplated hereby will not materially alter or impair any such rights, including any right of USSCO or e-Nited to use or sublicense any Intellectual Property owned by others. Neither USSCO nor e-Nited has any knowledge of any reason USSCO or e-Nited will not be able to continue to own, possess or have access to, and to use, license and sub-license on reasonable terms, all Intellectual Property and other proprietary rights necessary for the lawful conduct of their business as presently conducted and currently contemplated to be conducted, without any infringement or conflict with the rights of others.

         (c) To USSCO and e-Nited's knowledge, no Intellectual Property owned by USSCO or e-Nited, and no product or service practiced, offered, licensed, sold or under development by USSCO or e-Nited, infringes any trademark, trade name, copyright, trade secret, patent, right of publicity, right of privacy or other proprietary right of any Person or would give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer which, in any such case, would have a Material Adverse Effect on USSCO or e-Nited. Neither USSCO nor e-Nited has received any notice of any patent, invention, trademark, copyright, service mark, trade name or trade secret of any other Person alleging or threatening to assert that USSCO's or e-Nited's use of any of the Intellectual Property infringes upon or is in conflict with any Intellectual Property or proprietary rights of any third party. Neither USSCO nor e-Nited has any knowledge of any basis for any charge or claim, threatened claim or any suit or action asserting any such infringement or conflict or asserting that USSCO or e-Nited does not have the legal right to own, enforce, sell, license, sublicense, lease or otherwise use any such Intellectual Property, process, product or service, and USSCO and e-Nited have no knowledge of any facts which should give such Person reason to believe that there exists any basis for such claim, threatened claim or suit or that any such claim, threatened claim or suit may be asserted or instituted in the future.

         6.5. LITIGATION. There is no action, suit, proceeding or investigation pending or, to USSCO's or e-Nited's knowledge, currently threatened against USSCO or e-Nited that questions the validity of this Agreement or the right of USSCO or e-Nited to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of USSCO or e-Nited, financially or otherwise.

7. REPRESENTATIONS AND WARRANTIES OF ZENGINE. Zengine represents and warrants to USSCO and e-Nited on the date hereof, except as set forth on the Schedules enumerated below that:

         7.1. ORGANIZATION AND QUALIFICATION. Zengine is a corporation duly organized and validly existing in good standing under the laws of Delaware and has the requisite legal and corporate power to own its property and to carry on its business as conducted by it. Zengine is qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on its business, properties or financial condition.

         7.2. POWER. Zengine has all requisite legal power to enter into this Agreement and to carry out and perform its obligations under the terms hereof.

         7.3. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which Zengine is a party have been duly authorized by Zengine. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of Zengine, enforceable in accordance with their respective terms, except for the Standard Exceptions. The execution and delivery by Zengine of this Agreement and all other agreements contemplated hereby to which Zengine is a party, and the fulfillment of and compliance with the respective terms hereof by Zengine do not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien, security interest, charge or encumbrance upon Zengine's capital stock or assets pursuant to, or (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or
(vi) require any authorization, consent, approval, exemption or other action by or notice to, any court or administrative or governmental body pursuant to Zengine's Restated Charter or Bylaws or any law, statute, rule or regulation to which Zengine is subject, or any agreement, instrument, order, judgment or decree to which Zengine is subject.

         7.4 INTELLECTUAL PROPERTY.

         (a) Other than the Zengine Intellectual Property covered by Licenses-In, the rights of Zengine in and to each item of the Intellectual Property are owned outright by Zengine, free and clear of any Liens, encumbrances, security interests and other rights. Except to the extent provided in the Licenses-In, Zengine's rights in and to the Intellectual Property are freely assignable in its own name, including the right to create derivatives, and Zengine is under no obligation to pay any royalty (except royalties for certain software licenses) or other compensation to any third party or to obtain any approval or consent for use of any of the

Intellectual Property. None of the Intellectual Property is subject to any outstanding judgment, order, decree, stipulation, injunction or charge; no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of Zengine, threatened, which challenges the legality, validity, enforceability, use or ownership of any of the Intellectual Property; and, except to the extent provided in the Licenses-Out and contracts to provide services to third parties, Zengine has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to Intellectual Property.

         (b) Zengine owns or has the right to use all the Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by Zengine, and to conduct Zengine's business as presently conducted, and the consummation of the transactions contemplated hereby will not materially alter or impair any such rights, including any right of Zengine to use or sublicense any Intellectual Property owned by others. Zengine has no knowledge of any reason Zengine will not be able to continue to own, possess or have access to, and to use, license and sub-license on reasonable terms, all Intellectual Property and other proprietary rights necessary for the lawful conduct of its business as presently conducted and currently contemplated to be conducted, without any infringement or conflict with the rights of others.

         (c) To Zengine's knowledge, no Intellectual Property owned by Zengine, and no product or service practiced, offered, licensed, sold or under development by Zengine, infringes any trademark, trade name, copyright, trade secret, patent, right of publicity, right of privacy or other proprietary right of any Person or, except for co-authorship of content relating to Zengine's agreements to provide services to third parties, would give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer which, in any such case, would have a Material Adverse Effect on Zengine. Zengine has received no notice of any patent, invention, trademark, copyright, service mark, trade name or trade secret of any other Person alleging or threatening to assert that Zengine's use of any of the Intellectual Property infringes upon or is in conflict with any Intellectual Property or proprietary rights of any third party. Zengine has no knowledge of any basis for any charge or claim, threatened claim or any suit or action asserting any such infringement or conflict or asserting that Zengine does not have the legal right to own, enforce, sell, license, sublicense, lease or otherwise use any such Intellectual Property, process, product or service, and Zengine has no knowledge of any facts which should give such Person reason to believe that there exists any basis for such claim, threatened claim or suit or that any such claim, threatened claim or suit may be asserted or instituted in the future.

         7.5. LITIGATION. There is no action, suit, proceeding or investigation pending or, to Zengine's knowledge, currently threatened against Zengine that questions the validity of this Agreement or the right of Zengine to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of Zengine, financially or otherwise.

8.       TERMINATION

         8.1 TERMINATION. This Agreement may be terminated (by written notice by the terminating party to the other parties) and the transactions contemplated hereby may be abandoned at any time prior to the end of the Term :

         (a) By mutual written consent of each of Zengine, USSCO and e-Nited;

         (b) By either Zengine, USSCO or e-Nited if a governmental authority or arbitrator shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable; or

         (c) By Zengine if USSCO or e-Nited shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by USSCO or e-Nited shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in a Material Adverse Effect to Zengine, and by e-Nited if Zengine shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by Zengine shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within (30) days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in a Material Adverse Effect to e-Nited; or

         (d) By either Zengine or USSCO, if either of the other suffers a material deterioration in its financial condition such that it would be unable to properly perform its respective services for the Customers of the other Party.

         8.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 8.1, such termination shall be without liability of any Party to any other Party, except that if such termination shall result from the (i) failure of any party to this Agreement to fulfill a condition to the performance of the obligations of the other Parties that is within the control of such Party, (ii) failure of any Party to this Agreement to perform a covenant or agreement contained in this Agreement, or (iii) breach by any Party to this Agreement of any representation or warranty contained in this Agreement made as of the date of this Agreement, such Party shall be fully liable for any and all damages incurred or suffered by any other Party as a result of such failure or breach. The provisions of Section 8.2 shall survive any termination of this Agreement pursuant to Section 8.1.

9.       MISCELLANEOUS

         9.1 EXPENSES. Each of the Parties hereto agree to bear all of their own expenses in connection with the transactions contemplated by this Agreement.

         9.2. AMENDMENT AND WAIVER. (a) Any term, covenant, agreement or condition contained in this Agreement may be amended with, and only with, the written consent of the Parties hereto. Compliance by a Party with any such term, covenant, agreement or condition may be waived (either generally or in a particular instance and either retroactively or prospectively), by written instruments signed by the other Party or Parties.

         (b) This Agreement shall not be altered, amended or supplemented except by written agreement in accordance with Section 9.2(a) above. Any waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

         9.3 SEVERABILITY. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity, legality or enforceability of the remainder hereof, it being intended that all rights and obligations of the Parties hereunder shall be enforceable to the fullest extent permitted by law and the remainder of this Agreement shall be interpreted so as to reasonably effect the intent of the Parties.

         9.4 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by any Party without the prior written consent of the other Party hereto. All representations, warranties, covenants and agreements of the Parties contained in this Agreement or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of the Parties' respective permitted successors and assigns.

         9.5 NOTICES. All communications in connection with this Agreement shall be in writing, and shall be deemed properly given if hand delivered or sent by telecopier (provided that such communication is confirmed by voice and same-day deposit in the United States mail first class postage prepaid) or overnight courier with adequate evidence of delivery or sent by registered or certified mail, postage prepaid and return receipt requested and, addressed to the Party at the address for notices set forth in Section 2.2 above, or such other addresses or persons as the recipient shall have designated to the sender by a written notice given in accordance with this Section 9.5. Any notice called for hereunder shall be deemed given when received.

         9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not choice of law rules) of the State of New York.

         9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same Agreement.

         9.8 HEADINGS. The headings herein are solely for the convenience of the Parties and shall not serve to modify or interpret the text of the sections at the beginning of which they appear.

         9.9 CONSTRUCTION AND REPRESENTATION. The Parties understand and acknowledge that they have each been represented by (or have had the opportunity to be represented by) counsel in connection with the preparation, execution and delivery of this Agreement. This Agreement shall not be construed against any Party for having drafted it.

         9.10 CONFIDENTIALITY. (a) The Parties recognize that, in connection with the performance of this Agreement, each of them may disclose to the other its Confidential Information. The Party receiving any Confidential Information agrees to maintain the confidential status of such Confidential Information and not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving Party (i.e., the purpose of disclosure by each Party to the Purchaser is solely to permit the Purchaser to make an investment decision); and not to disclose any of such Confidential Information to any third party;

         (b) The Parties acknowledge and agree that each may disclose Confidential Information: (a) as required by applicable law or regulation, provided that each Party will use its best efforts to obtain confidential treatment or a protective order of any Confidential Information so disclosed;
(b) to their respective parents and each of their respective directors, officers, employees, partners, attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a "need to know" basis; or (c) in connection with disputes or litigation between the Parties involving such Confidential Information; and each Party will use its best efforts to limit disclosure to that purpose and to ensure maximum application of all appropriate judicial safeguards (such as placing documents under seal). The Parties may each make press releases about the existence and contents of the Agreement with the prior approval of the other of the contents of the press release, which approval shall not be unreasonably withheld, conditioned or delayed. If the Party from whom approval is sought does not respond to a request to publish such press release within five (5) Business Days of submission for approval, such press release shall be deemed approved.

         (c) Upon termination of this Agreement or upon the written request of a Party, each Party shall promptly return to the other all Confidential Information of the other Party, including all of the physical embodiments thereof in its possession, including all copies thereof, and shall cease using the same, except to the extent their use is licensed or otherwise permitted under this Agreement. Each Party shall certify to the other Party in writing compliance with this Section upon the return of such materials.

         9.11 RELATIONSHIP OF PARTIES. Neither Party shall be deemed an employee, agent, partner or joint venturer of the other (regardless of how the relationship is explained to the public by one or more of the Parties). Neither Party shall make any commitment, by contract or otherwise, binding upon the other, nor represent that it has any authority to do so.

         9.12 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Parties relating to the Alliance supersedes all prior and contemporaneous agreements, representations and understandings among the Parties, whether written or oral.

         9.13 FORCE MAJEURE. Neither Party shall be liable for damages and costs to the other Party arising out of delays or failures to perform its obligations under this Agreement if such delays or failures result from causes beyond its reasonable control. Notice of any such delays or failures and explanation of their causes must be given to the other within five (5) days of the occurrence.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the day first above written.



                                           e-NITED, A DIVISION OF UNITED
                                           STATIONERS SUPPLY CO.


Witness: ________________________          By:______________________________
                                           Name: ___________________________
                                           Title:___________________________

                                           UNITED STATIONERS SUPPLY CO.

Witness: ________________________          By:______________________________
                                           Name: ___________________________
                                           Title:___________________________


                                           ZENGINE, INC.

Witness: ________________________          By:______________________________
                                           Name: ___________________________
                                           Title:___________________________

                                   SCHEDULE A

                                 e-NITED'S MARKS

                                   SCHEDULE B

                                  ZENGINE MARKS